UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 28, 2026, Lindsay Corporation (the “Company”) announced that the Board of Directors of the Company has appointed Alicia Pfeifer, Vice President, Business Finance and Brett Coburn, Vice President, Chief Accounting Officer, to serve as co-Chief Financial Officers of the Company on an interim basis, effective September 1, 2026. Mr. Coburn, who currently serves as principal accounting officer for the Company, shall also serve as interim principal financial officer for SEC reporting purposes.

Ms. Pfeifer, 41, has been employed by the Company since October 2014. From February 2024 through her appointment as Vice President, Business Finance in September 2026, Ms. Pfeifer served as Vice President, Investor Relations and Treasury. From February 2023 until February 2024, Ms. Pfeifer served as Senior Director, Investor Relations and Treasury. From September 2020 until February 2023, Ms. Pfeifer served as Senior Director, Corporate Development and Risk Management. From November 2017 until September 2020, Ms. Pfeifer served as Director, Financial Planning and Analysis. From October 2014 until November 2017, Ms. Pfeifer served as Manager, Financial Planning and Analysis. Prior to joining the Company, Ms. Pfeifer served in various finance roles at ConAgra Brands.

Mr. Coburn, 35, has been employed by the Company since April 2019. From January 2026 through the present, Mr. Coburn has served as Vice President and Chief Accounting Officer. From February 2024 until January 2026, Mr. Coburn served as Senior Director, Corporate Controller. Between September 2020 and January 2024, Mr. Coburn served as Director, Assistant Corporate Controller. Between April 2019 and August 2020, Mr. Coburn served as Senior Manager, Financial Reporting. Prior to joining the Company, Mr. Coburn served in finance roles at Ballantyne Strong Inc. and as an Audit Senior Associate at KPMG LLP. Mr. Coburn is a licensed and active Certified Public Accountant in the State of Nebraska.

Each of Ms. Pfeifer and Mr. Coburn are entitled to receive base salary, annual bonus opportunities, and long-term equity incentive awards in the discretion of the Human Resources and Compensation Committee, in each case consistent with their respective role and seniority. They will also remain eligible to participate in other insurance and benefit plans generally available to employees of the Company. In addition to their current compensation, each of Ms. Pfeifer and Mr. Coburn shall receive an incremental $10,000 per month stipend for the period during which they retain additional responsibilities as co-Chief Financial Officers.

There are no family relationships between Ms. Pfeifer or Mr. Coburn and any director or executive officer of the Company, and Ms. Pfeifer and Mr. Coburn have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Date:	August 28, 2026	By:	/s/ Randy A. Wood
Randy A. Wood, President and Chief Executive Officer